Exhibit 3.50(b)

BYLAWS

OF

TITAN HEALTH OF WESTMINSTER, INC.,

a California close corporation

BYLAWS

OF

TITAN HEALTH OF WESTMINSTER, INC.

Page II

BYLAWS

OF

TITAN HEALTH OF WESTMINSTER, INC.

PREAMBLE

This corporation is a statutory close corporation. The provisions of these bylaws constitute a shareholders’ agreement within the meaning of Sections 186 and 300 of the California Corporations Code (the “Code”).

ARTICLE I – OFFICES

1. Principal executive or business offices. The board of directors shall fix the location of the principal executive office of the corporation in the State of California.

2. Other offices. Branch or subordinate offices may be established at any time and at any place by the board of directors.

ARTICLE II – MEETINGS OF SHAREHOLDERS

1. Place of meetings. Meetings of shareholders are not required, but may be held at any place within or outside the State of California designated by the board of directors. In the absence of a designation by the board, shareholders’ meetings shall be held at the corporation’s principal executive office.

2. Annual meeting. There shall be no annual meetings of the shareholders unless the Board resolves to schedule such meetings.

3. Special meetings. A special meeting of the shareholders may be called at any time by the board of directors, by the chairman of the board, by the president or vice president or by one or more shareholders holding shares that in the aggregate are entitled to cast 10 percent or more of the votes at that meeting.

If a special meeting is called by anyone other than the board of directors, the person or persons calling the meeting shall make a request in writing, delivered personally or sent by registered mail or by telegraphic or other written communication, to the chairman of the board or the president, vice president or secretary, specifying the time and date of the meeting, which is not less than 35 nor more than 60 days after receipt of the request, and the general nature of the business proposed to be transacted. Within 20 days after receipt, the officer receiving the request shall cause notice to be given to the shareholders entitled to vote, stating that a meeting will be held at the time requested by the person calling the meeting, and stating the general nature of the business proposed to be transacted. If notice is not given within 20 days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the board may be held.

4. Notice of shareholders’ meetings. All notices of meetings of shareholders shall be sent or otherwise given not fewer than 10 nor more than 60 days before the date of the meeting. The notice shall specify the place, date and hour of the meeting, and (a) in the case of a special meeting, the general nature of the business to be transacted, or (b) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the shareholders. If directors are to be elected, the notice shall include the names of all nominees whom the board intends, at the time of the notice, to present for election.

The notice shall also state the general nature of any proposed action to be taken at the meeting to approve any of the following matters:

A. A transaction in which a director has a financial interest, within the meaning of Section 310 of the Code;

B. An amendment of the articles of incorporation under Section 902 of that Code;

C. A reorganization under Section 1201 of that Code;

D. A voluntary dissolution under Section 1900 of that Code; or

E. A distribution upon dissolution that requires approval of the outstanding shares under Section 2007 of that Code.

5. Manner of giving notice; affidavit of notice. Notice of any shareholders’ meeting shall be given either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to the shareholder at the address appearing on the corporation’s books or given by the shareholder to the corporation for purposes of notice. If no address appears on the corporation’s books or has been given as specified above, notice shall be either (a) sent by first-class mail addressed to the shareholder at the corporation’s principal executive office, or (b) published at least once in a newspaper of general circulation in the county where the corporation’s principal executive office is located. Notice is deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication.

If any notice or report mailed to a shareholder at the address appearing on the corporation’s books is returned marked to indicate that the United States Postal Service is unable to deliver the document to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if the corporation holds the document available for the shareholder on written demand at the corporation’s principal executive office for a period of one year from the date the notice or report was given to all other shareholders.

An affidavit of the mailing, or other authorized means of giving notice or delivering a document, of any notice of shareholders’ meeting, report or other document sent to shareholders may be executed by the corporation’s secretary, assistant secretary or other agent, and shall be filed and maintained in the minute book of the corporation.

6. Quorum. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of the shareholders shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Other than to adjourn a meeting, any action taken by the shareholders must be approved by at least the number of shares that would constitute a majority of the shares necessary for a quorum.

7. Adjourned meeting; notice. Any shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 6 of this Article II.

When any meeting of shareholders, either annual or special, is adjourned to another time and place, notice of the adjourned meeting need not be given if the time and place are announced at the meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than 45 days from the date set for the original meeting, in which case the board of directors shall set a new record date. Notice of any such adjourned meeting, if required, shall be given to each shareholder of record entitled to vote at the adjourned meeting. At any adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting.

8. Voting. The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with Section 11 of this Article II, subject to the provisions of Section 702 through 704 of the Code relating to voting shares held by a fiduciary, in the name of a corporation, or in joint ownership. The shareholders’ vote may be by voice or by ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder before the voting has begun. On any matter other than the election of directors, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the shareholder fails to specify the number of shares that the shareholder is voting affirmatively, it will be conclusively presumed that the shareholders’ approving vote is with respect to all shares that the shareholder is entitled to vote. If a quorum is present, or if a quorum has been present earlier at the meeting but some shareholders have withdrawn, the affirmative vote of a majority of the shares represented and voting, provided the shares voting affirmatively also constitute a majority of the number of shares required for a quorum, shall be the act of the shareholders unless the vote of a greater number or voting by classes is required by law or by the articles of incorporation.

At a shareholders’ meeting at which directors are to be elected, no shareholder shall be entitled to cumulate votes, i.e., cast for any candidate a number of votes greater than the number of votes which that shareholder normally would be entitled to cast, unless the candidates’ names have been placed in nomination before commencement of the voting and a shareholder has given notice at the meeting, before the voting has begun, of the shareholders’ intention to cumulate votes. If any shareholder has given such a notice, then all shareholders entitled to vote may cumulate their votes for candidates in nomination, and may give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholders’ shares are normally entitled, or distribute the shareholders’ votes on the same principle among any or all of the candidates, as the shareholder thinks fit. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

9. Waiver of notice or consent by absent shareholders. The transactions of any meeting of shareholders, either annual or special, however called and noticed and wherever held, shall be as valid as though they were had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if each person entitled to vote who was not present in person or by proxy, either before or after the meeting, signs a written waiver of notice or a consent to holding the meeting or an approval of the minutes of the meeting. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of the shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in Section 601(f) of the Code, the waiver of notice or consent is required to state the general nature of the action or proposed action. All waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

A shareholders’ attendance at a meeting also constitutes a waiver of notice of that meeting, unless the shareholder at the beginning of the meeting objects to the transaction of any business on the ground that the meeting was not lawfully called or convened. In addition, attendance at a meeting does not constitute a waiver of any right to object to consideration of matters required by law to be included in the notice of the meeting which were not so included, if that objection is expressly made at the meeting.

10. Shareholder action by written consent without a meeting. Any action that could be taken at an annual or special meeting of shareholders may be taken without a meeting and without prior notice, If a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which ail shares entitled to vote on that action were present and voted.

Directors may be elected by written consent of the shareholders without a meeting only if the written consents of all outstanding shares entitled to vote are obtained, except that vacancies on the board, other than vacancies created by removal, not filled by the board may be filled by the written consent of the holders of a majority of the outstanding shares entitled to vote.

All consents shall be filed with the secretary of the corporation and shall be maintained in the corporate records. Any shareholder or other authorized person who has given a written consent may revoke it by a writing received by the secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

Unless the consents of all shareholders entitled to vote have been solicited in writing, prompt notice shall be given of any corporate action approved by shareholders without a meeting by less than unanimous consent to those shareholders entitled to vote who have not consented in writing. As to approvals required by Code Section 310, transactions in which a director has a financial interest, Section 317, indemnification of corporate agents, Section 1201, corporate reorganization, or Section 2007, certain distributions on dissolution, notice of the approval shall be given at least 20 days before the consummation of any action authorized by the approval.

11. Record date for shareholder notice of meeting, voting and giving consent. For purposes of determining the shareholders entitled to receive notice of and vote at a shareholders’ meeting or give written consent to corporate action without a meeting, the board may fix in advance a record date that is not more than 60 nor less than 10 days before the date of a shareholders’ meeting, or not more than 60 days before any other action. If no record date is fixed:

A. The record date for determining shareholders entitled to receive notice of and vote at a shareholders’ meeting shall be the business day next preceding the day on which notice is given, or if notice is waived as provided in Section 9 in this Article II, the business day next preceding the day on which the meeting is held.

B. The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, if no prior action has been taken by the board, shall be the day on which the first written consent is given.

C. The record date for determining shareholders for any other purpose shall be as set forth in Section 1 of Article VIII of these bylaws.

A determination of shareholders of record entitled to receive notice of and vote at a shareholders’ meeting shall apply to any adjournment of the meeting unless the board fixes a new record date for the adjourned meeting, However, the board shall fix a new record date if the adjournment is to a date more than 45 days after the date set for the original meeting.

Only shareholders of record on the corporation’s books at the close of business on the record date shall be entitled to any of the notice and voting rights listed above, notwithstanding any transfer of shares on the corporation’s books after the record date, except as otherwise required by law.

12. Proxies. Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation. A proxy shall be deemed signed if the shareholders’ name is placed on the proxy, whether by manual signature, typewriting, telegraphic transmission or otherwise, by the shareholder or the shareholder’s attorney in fact. A validly executed proxy that does not state that it is irrevocable shall continue in effect unless (a) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked or by attendance at the meeting and voting in person by the person executing the proxy or by a subsequent proxy executed by the same person and presented at the meeting, or (b) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of 11 months from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the Code.

13. Inspectors of election. Before any meeting of shareholders, the board of directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any shareholder or a shareholder’s proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one or three. If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one or three inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any shareholder or a shareholder’s proxy shall, appoint a person to fill that vacancy.

These inspectors shall: (a) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies; (b) receive votes, ballots or consents; (c) hear and determine all challenges and questions in any way arising in connection with the right to vote; (d) count and tabulate all votes or consents; (e) determine when the polls shall close; (f) determine the result; and (g) do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

ARTICLE III – DIRECTORS

1. Powers. Subject to the provisions of the California General Corporation Law and any limitations in the articles of incorporation and these bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

Without prejudice to these general powers, and subject to the same limitations, the board of directors shall have the power to:

A. Select and remove all officers, agents and employees of the corporation; prescribe any powers and duties for them that are consistent with law, with the articles of incorporation and with these bylaws; fix their compensation; and require from them security for faithful service.

B. Change the principal executive office or the principal business office in the State of California from one location to another; cause the corporation to be qualified to do business in any other state, territory, dependency or country and conduct business within or outside the State of California; and designate any place within or outside the State of California for the holding of any shareholders’ meeting or meetings, including annual meetings.

C. Adopt, make and use a corporate seal; prescribe the forms of certificates of stock; and alter the form of the seal and certificate.

D. Authorize the issuance of shares of stock of the corporation, in consideration of money paid, labor done, services actually rendered, debts or securities cancelled or tangible or intangible property actually received.

E. Borrow money and incur indebtedness on behalf of the corporation, and cause to be executed and delivered promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations and other evidences of debt and securities.

2. Number of directors. The authorized number of directors shall be not less than one nor more than nine. The exact number of directors shall be three until changed, within the limits specified above, by a resolution of the board of directors. The maximum or minimum number of directors cannot be changed, nor can a fixed number be substituted for the maximum and minimum numbers, except by an amendment to the articles of incorporation or by an amendment to this bylaw approved by a majority of the outstanding shares entitled to vote.

3. Election and term of office of directors. Directors shall serve office until removed from office at a meeting of shareholders to vote on directors. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified. No reduction of the authorized number of directors shall have the effect of removing any director before the director’s term of office expires.

4. Vacancies. A vacancy in the board of directors shall be deemed to exist (a) if a director dies, resigns or is removed by the shareholders or an appropriate court, (b) if the board of directors declares vacant the office of a director who has been convicted of a felony or declared of unsound mind by an order of court, (c) if the authorized number of directors is increased, or (d) if at any shareholders’ meeting at which one or more directors are elected, the shareholders fail to elect the full authorized number of directors to be voted for at that meeting.

Any director may resign effective on giving written notice to the chairman of the board, the president, the secretary or the board of directors unless the notice specifies a later effective date. If the resignation is effective at a future time, the board may elect a successor to take office when the resignation becomes effective.

Except for a vacancy caused by the removal of a director, vacancies on the board may be filled by a majority of the directors then in office, whether or not they constitute a quorum, or by a sole remaining director. A vacancy in the board caused by the removal of a director may be filled only by the shareholders, except that a vacancy created when the board declares the office of a director vacant because a director has been convicted of a felony or declared of unsound mind may be filled by the board of directors.

The shareholders may elect a director at any time to fill a vacancy not filled by the board of directors.

The term of office of a director elected to fill a vacancy shall run until the next annual meeting of the shareholders, and the director shall hold office until a successor is elected and qualified.

5. Annual or regular meetings; place of meetings; telephone meetings. Annual or other regular meetings of the board of directors are not required but may be held at any place within or outside the State of California designated by the board. In the absence of a designation, regular meetings may be held at the principal executive office of the corporation. Special meetings of the board shall be held at any place within or outside the State of California designated in the notice of the meeting, or if the notice does not state a place, or if there is no notice, at the principal executive office of the corporation. Any meeting, regular or special may be held by conference telephone or similar communication equipment, provided that all directors participating can hear one another.

6. Special meetings. Special meetings of the board of directors may be called for any purpose or purposes at any time by the chairman of the board, the president, any vice president, the secretary or any two directors.

Special meetings shall be held on four days’ notice by mail or 48 hours’ notice delivered personally or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means. Oral notice given personally or by telephone may be transmitted either to the director or to a person at the director’s office who can reasonably be expected to communicate it promptly to the director. Written notice, if used, shall be addressed to each director at the address shown on the corporation’s records. The notice need not specify the purpose of the meeting, nor need it specify the place if the meeting is to be held at the principal executive office of the corporation.

7. Quorum. A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of the Code as to (a) approval of contracts or transactions in which a director has a direct or indirect material financial interest, (b) appointment of committees, and (c) indemnification of directors. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

8. Waiver of notice. Notice of a meeting, although otherwise required, need not be given to any director who (a) either before or after the meeting signs a waiver of notice or a consent to holding the meeting without being given notice, (b) signs an approval of the minutes of the meeting, or (c) attends the meeting without protesting the lack of notice before or at the beginning of the meeting. Waivers of notice or consents need not specify the purpose of the meeting. All waivers, consents and approvals of the minutes shall be filed with the corporate records or made a part of the minutes of the meeting.

9. Adjournment to another time or place. Whether or not a quorum is present, a majority of the directors present may adjourn any meeting to another time or place.

10. Notice of adjourned meeting. Notice of the time and place of resuming a meeting that has been adjourned need not be given unless the adjournment is for more than 24 hours, in which case notice shall be given, before the time set for resuming the adjourned meeting, to the directors who were not present at the time of the adjournment. Notice need not be given in any case to directors who were present at the time of adjournment.

11. Action without a meeting. Any action required or permitted to be taken by the board of directors may be taken without a meeting, if ail members of the board of directors shall individually or collectively consent in writing to that action. Any action by written consent shall have the same force and effect as a unanimous vote of the board of directors. All written consents shall be filed with the minutes of the proceedings of the board of directors.

12. Fees and compensation of directors. Directors and members of committees of the board may be compensated for their services, and shall be reimbursed for expenses, as determined by resolution of the board of directors. This section shall not be construed to preclude any director from serving the corporation in any other capacity, as an officer, agent, employee or otherwise, and receiving compensation for those services.

ARTICLE IV – COMMITTEES

1. Executive and other committees of the board. The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate an executive committee or one or more other committees, each consisting of two or more directors. The board may designate one or more directors as alternate members of any committee, to replace any absent member at a committee meeting. The appointment of committee members or alternate members requires the vote of a majority of the authorized number of directors. A committee may be granted any of the powers and authority of the board, to the extent provided in the resolution establishing the committee, except with respect to:

A. Approving any action for which the Code also requires the approval of the shareholders or of the outstanding shares;

B. Filling vacancies on the board of directors or any committee of the board;

C. Fixing directors’ compensation for serving on the board or a committee of the board;

D. Adopting, amending or repealing bylaws;

E. Amending or repealing any resolution of the board of directors which by its express terms is not amendable or repealable;

F. Making distributions to shareholders, except at a rate or in a periodic amount or within a price range determined by the board of directors; or

G. Appointing other committees of the board or their members.

2. Meetings and actions of committees. Meetings and actions of committees shall be governed by bylaw provisions applicable to meetings and actions of the board of directors, with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members, except that (a) the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committees, (b) special meetings of committees may also be called by resolution of the board of directors, and (c) notice of special meetings of committees shall also be given to all alternative members who shall have the right to attend ail meetings of the committee. The board of directors may adopt rules for the governance of any committee not inconsistent with the provisions of these bylaws.

ARTICLE V – OFFICERS

1. Officers. The officers of the corporation shall be a president, a secretary and a chief financial officer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers and such other officers as may be appointed. Any number of offices may be held by the same person.

2. Election of officers. The officers of the corporation shall be chosen annually by the board of directors, and shall serve at the pleasure of the board of directors.

3. Subordinate officers. The board of directors may appoint other officers as required by the business of the corporation, whose duties shall be as provided in the bylaws, or as determined by the board of directors or the president.

4. Removal and resignation of officers. Any officer chosen by the board of directors may be removed at any time, with or without cause or notice, by the board of directors. Officers may be employed for a specified term under a contract of employment if authorized by the board of directors; such officers may be removed from office at any time under this section, and shall have no claim against the corporation or individual officers or board members because of the removal except any right to monetary compensation to which the officer may be entitled under a contract of employment.

Any officer may resign at any time by giving written notice to the corporation. Resignation shall take effect on the date of receipt of the notice, unless a later time is specified in the notice. Unless otherwise specified in the notice, acceptance of the resignation is not necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation to monetary damages under any contract of employment with the officer.

5. Vacancies in office. A vacancy in any office resulting from an officer’s death, resignation, removal, disqualification or from any other cause shall be filled in the manner prescribed in these bylaws for regular election or appointment to that office.

6. Chairman of the Board. The Chairman of the Board (if there be such an officer appointed, shall preside, if present, at all meetings of the shareholders and the Board of Directors and shall exercise and perform such other powers and duties as may be assigned from time to time by the board of directors. If there is no president, the chairman of the board shall in addition be the chief executive officer of the corporation, and shall have the powers and duties of the president.

7. Chief Executive Officer. The Chief Executive Officer shall act as the chief executive officer of the corporation and shall be responsible for the general management of the affairs of the corporation and shall perform all duties incidental to his office which may be required by law and all such other duties as are properly required of him by the Board of Directors. The Chief Executive Officer shall possess the power to sign all certificates, contracts, and other instruments of the corporation which may be authorized by the Board of Directors. The Chief Executive Officer shall make reports to the Board of Directors and the stockholders, and shall perform all such other duties as are properly required of him by the Board of Directors. The Chief Executive Officer shall see that all orders and resolutions of the board of Directors and of any committee thereof are carried into effect.

8. President. The President shall act in a general executive capacity and shall assist the Chief Executive Officer in the administration and operation of the corporation’s business and general supervision of its policies and affairs. The President shall, in the absence of or because of the inability to act of the Chief Executive Officer, perform all duties of the Chief Executive Officer. The President may sign, alone or with the Secretary, or an Assistant Secretary, or any other proper officer of the Corporation authorized by the Board of Directors, certificates, contracts, and other instruments of the corporation as authorized by the Board of Directors.

9. Vice presidents. In the absence of the chief executive officer and president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the chief executive officer and when so acting shall have all the powers of, and be subject to all the restrictions upon the chief executive officer. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these bylaws, the chief executive officer, the president or the chairman of the board.

10. Secretary. The secretary shall be present at all shareholders’ meetings and all board meetings and shall take the minutes of the meeting. If the secretary is unable to be present, the secretary or the presiding officer of the meeting shall designate another person to take the minutes of the meeting.

The secretary shall keep, or cause to be kept, at the principal executive office or such other place as designated by the board of directors, a book of minutes of all meetings and actions of the shareholders, of the board of directors and of committees of the board. The minutes of each meeting shall state the time and place the meeting was held, whether it was regular or special, and, if special, how it was called or authorized, the names of directors present at a board or committee meeting, the number of shares present or represented at a shareholders’ meeting and an accurate account of the proceedings.

The secretary shall keep or cause to be kept a record or duplicate record of shareholders. This record shall show the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of share certificates issued to each shareholder and the number and date of cancellation of any certificates surrendered for cancellation.

The secretary shall give notice, or cause notice to be given, of all shareholders’ meetings, board meetings and meetings of committees of the board for which notice is required by statute or by the bylaws. If the secretary or other person authorized by the secretary to give notice fails to act, notice of any meeting may be given by any other officer of the corporation.

11. Chief financial officer. The chief financial officer shall keep or cause to be kept adequate books of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

The chief financial officer shall (a) deposit corporate funds and other valuables in the corporation’s name and to its credit with depositories designated by the board of directors, (b) make disbursements of corporate funds as authorized by the board, (c) render a statement of the corporation’s financial condition and an account of all transactions conducted as chief financial officer whenever requested by the president or the board of directors, and (d) have other powers and perform other duties as prescribed by the board of directors or the bylaws.

Unless the board of directors has elected a separate treasurer, the chief financial officer shall be deemed to be the treasurer for purposes of giving any reports or executing any certificates or other documents.

ARTICLE VI – INDEMNIFICATION OF DIRECTORS,

OFFICERS EMPLOYEES AND OTHER AGENTS

The corporation shall, to the maximum extent permitted by the California General Corporation Law, have power to indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was an agent of the corporation, and shall have power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by that law. For purposes of this article, an “agent” of the corporation includes any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise serving at the request of such predecessor corporation.

ARTICLE VII – RECORDS AND REPORTS

1. Maintenance of shareholder record and inspection by shareholders. The corporation shall keep at its principal executive office, or at another office designated by the board of directors, a record of the names and addresses of all shareholders and the number and class of shares held by each shareholder.

A shareholder or shareholders holding at least five percent in the aggregate of the outstanding voting shares of the corporation shall have the right to inspect and copy the record of shareholders’ names and addresses and shareholdings during usual business hours, on five days’ prior written demand on the corporation.

The record of shareholders shall also be open to inspection on the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder’s interests as a shareholder or holder of a voting trust certificate. Any inspection and copying under this section may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

2. Maintenance and inspection of bylaws. The corporation shall keep at its principal executive office the original or a copy of the bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.

3. Maintenance and inspection of minutes and accounting records. The minutes of proceedings of the shareholders, board of directors and committees of the board, and the accounting books and records shall be kept at the principal executive office of the corporation, or at such other place or places as designated by the board of directors. The minutes shall be kept in written form, and the accounting books and records shall be kept either in written form or in a form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection on the written demand of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to the holder’s interests as a shareholder or holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary of the corporation.

4. Inspection by directors. Every director shall have the absolute right at any reasonable time to inspect all books, records and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations. This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

5. Annual report to shareholders. As long as there are fewer than 100 shareholders, the requirement of an annual report to shareholders referred to in Section 1501 of the Code is expressly waived. However, nothing in this provision shall be interpreted as prohibiting the board of directors from issuing annual or other periodic reports to the shareholders, as the board considers appropriate.

6. Financial statements. The corporation shall keep a copy of each annual financial statement, quarterly or other periodic income statement and accompanying balance sheets prepared by the corporation on file in the corporation’s principal executive office for 12 months. These documents shall be exhibited at all reasonable times, or copies provided, to any shareholder on demand.

If no annual report for the last fiscal year has been sent to shareholders, on written request of any shareholder made not more than 120 days after the close of the fiscal year the corporation shall deliver or mail to the shareholder, within 30 days after receipt of the request, a balance sheet as of the end of that fiscal year and an income statement and statement of changes in financial position for that fiscal year.

A shareholder or shareholders holding five percent or more of the outstanding shares of any class of stock of the corporation may request in writing an income statement for the most recent three-month, six-month or nine-month period, ending more than 30 days before the date of the request, of the current fiscal year, and a balance sheet of the corporation as of the end of that period. If such documents are not already prepared, the chief financial officer shall cause them to be prepared and shall deliver the documents personally or mail them to the requesting shareholders within 30 days after receipt of the request. A balance sheet, income statement and statement of changes in financial position for the last fiscal year shall also be included, unless the corporation has sent the shareholders an annual report of the last fiscal year.

Quarterly income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of independent accountants engaged by the corporation or the certificate of an authorized corporate officer stating that the financial statements were prepared without audit from the corporation’s books and records.

7. Annual statement of general information. The corporation shall each year file with the Secretary of the State of California, on the prescribed form, a statement setting forth the authorized number of directors, the names and complete business or residence addresses of all incumbent directors, the names and complete business or residence addresses of the chief executive officer, secretary, and chief financial officer, the street address of its principal executive office or principal business office in this state, and the general type of business constituting the principal business activity of the corporation, together with a designation of the agent of the corporation for the purpose of service of process, all in compliance with Code Section 1502.

ARTICLE VIII – GENERAL CORPORATE MATTERS

1. Record date for purposes other than notice and voting. For purposes of determining the shareholders entitled to receive payment of dividends or other distributions or entitled to take any lawful action, other than voting at and receiving notice of shareholders’ meetings and giving written consent of the shareholders without a meeting, the board of directors may fix in advance a record date which shall not be more than 60 nor less than 10 days before the date of the dividend payment, distribution or shareholder action. If a record date is fixed, only shareholders of record at the close of business on that date shall be entitled to receive the dividend, or distribution or to take the actions, notwithstanding any transfer of shares on the corporation’s books after the record date, except as otherwise provided by statute.

If the board of directors does not fix a record date in advance, the record date shall be at the close of business on the later of the day on which the board of directors adopts the applicable resolution or the 60th day before the date of the dividend payment or distribution or the shareholder action.

2. Authorized signatories for checks. All checks, drafts, other orders for payment of money, notes or other evidences of Indebtedness issued in the name of or payable to the corporation shall be signed or endorsed by the person or persons and in the manner authorized by the board of directors.

3. Executing corporate contracts and instruments. Except as otherwise provided in the articles or in these bylaws, the board of directors by resolution may authorize any officer or agent to enter into any contract or to execute any instrument on behalf of the corporation. This authority may be general or it may be confined to specific matters. No officer, agent, employee or other person purporting to act on behalf of the corporation shall have any authority to bind the corporation in any way, to pledge the corporation’s credit or to render the corporation liable for any purpose or in any amount, unless that person was acting with authority duly granted by the board of directors as provided in these bylaws or unless an unauthorized act was later ratified by the corporation.

4. Certificates for shares. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any of the shares are fully paid. All certificates shall certify the number of shares and the class or series of shares represented by the certificate. All certificates shall be signed in the name of the corporation by (a) either the chairman of the board of directors, the vice chairman of the board of directors, the president or any vice president, and (b) either the chief financial officer, any assistant treasurer, the secretary or any assistant secretary.

5. Lost certificates. Except as provided below, no new certificates for shares shall be issued to replace old certificates unless the old certificate is surrendered to the corporation for cancellation. If share certificates or certificates for any other security have been lost, stolen or destroyed, the board of directors may authorize the issuance of replacement certificates on terms and conditions as required by the board, which may include a requirement that the owner give the corporation a bond or other adequate security sufficient to indemnify the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the old certificate or the issuance of the replacement certificate.

6. Shares of other corporations; how voted. Shares of other corporations standing in the name of this corporation shall be voted by one of the following persons, listed in the order of preference:

A. President, or person designated by the president;

B. First vice president, or person designated by the first vice president; and

C. Other person designated by the board of directors.

The authority to vote shares granted by this section includes the authority to execute a proxy in the name of the corporation for the purposes of voting the shares.

7. Construction and definitions. Unless the context requires otherwise, the general provisions, rules of construction and definitions in Sections 100 through 195 of the Code shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular and the term “person” includes both a corporation and a natural person.

ARTICLE IX – AMENDMENTS

Except as otherwise required by law or by the articles of incorporation, these bylaws may be amended or repealed, and new bylaws may be adopted, by the vote or written consent of the holders of all of the outstanding shares entitled to vote.

CERTIFICATE OF SECRETARY

I certify that:

1. I am the presently elected and acting secretary of Titan Health of Westminster, Inc., a California statutory close corporation; and

2. The foregoing bylaws are the bylaws of the corporation as adopted by unanimous written consent of the board of directors of the corporation on March 28, 2007.

/s/ David Hall
David Hall, Secretary

CERTIFICATION AND AGREEMENT OF SHAREHOLDERS

The undersigned sole shareholder of Titan Health of Westminster, Inc. certifies that:

1. The foregoing bylaws are the bylaws of the corporation as adopted by the board of directors of the corporation effective as of March 28, 2007.

2. The provisions of the foregoing bylaws form a shareholders’ agreement within the meaning of Sections 186 and 300 of the Code, and sole shareholder intends to be bound by the bylaws as an agreement among itself and the corporation.

Dated effective as of March 28, 2007.

SOLE SHAREHOLDER

TITAN HEALTH CORPORATION, a Delaware corporation

By:	/s/ Marc D. Jang
Marc D. Jang, Chief Executive Officer